LICENSE  AGREEMENT

This  License  Agreement (this "Agreement") is made effective as of February 29,
1996 between David G. Williams, of 1626 Hovedon Court, Katy, Texas 77450 and International Humate Fertilizer Co., of 1626 Hoveden Court, Houston, Texas 77450.

In the Agreement, the party who is granting the right to use the licensed property will be referred to as "DGW", and the party who is receiving the right to use the licensed property will be referred to as "IHFC".

The  parties  agree  as  follows:

1. GRANT OF LICENSE. DGW owns all the right to copyrights, and trademarks, and owns all the trade secrets, formulas, customer lists, and all proprietary information ("Property"). In accordance with this Agreement, DGW grants IHFC an exclusive world wide license to use, manufacture, sell, and exploit the Property.

2. PAYMENT OF ROYALTY. IHFC will pay to DGW royalty which shall be calculated as follows: a one percent (1%) on total net sales. Net sales is defined as total gross sales adjusted for sales returns and sales discounts. The royalty shall be paid on a quarterly basis on the total net sales on the previous quarter. Payment to be made on or before the 25th of the month following subject quarter. With each royalty payment, IHFC will submit to DGW a written report that sets forth the calculation of the amount of the royalty payment. Payment of the royalty will be for a term of twenty five (25) years from the effective date of this agreement.

3. RECORDS. IHFC shall keep accurate records regarding the quantities of the Property that are sold. DGW shall have the right to inspect such records from time to time after providing reasonable notice of such intent to IHFC.

4. WARRANTIES AND REPRESENTATIONS. David G. Williams herein warrants and represents as follows:

     a.     That he is the sole owner of all title and interest in the Property.
     b. That there is no other person, firm, or corporation having any title or interest in the Property.
     c. That there are not outstanding or prior options, licenses, or agreements of any kind relating to the Property.
     d. That he has full power to grant the rights, licenses, and privileges to manufacture, use, sublicense, or sell the property.
     e. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any law, order, ordinance, regulation, judgments or decree to which DGW or his assets are subject.

     f. There is no action suit, proceeding, claim, arbitration or investigation pending or, to the best knowledge of DGW, threatened
            threatened  or  contemplated  by  any  person   including,  without
            limitation to any governmental or regulatory agency, against DGW or which seeks to prohibit, restrict or delay consummation of this Agreement or the Transaction contemplated hereby.

5. MODIFICATIONS. Unless the prior written consent of DGW is obtained, IHFC may not modify or change the Property in any manner.

6. DEFAULTS. If IHFC fails to abide by the obligations of this Agreement, including the obligation to make a royalty payment when due, DGW shall have the option to cancel this Agreement by providing ninety days' written notice to IHFC. IHFC shall have the option of preventing the termination of this Agreement by taking corrective action that cures the default, if such corrective action is taken prior to the end of the time period stated in the previous sentence, and if there are no other defaults during such time period.

7. ARBITRATION. All disputes under this Agreement that cannot be resolved by the parties shall be submitted to arbitration under the rules and regulations of the American Arbitration Association. Either party may invoke this paragraph after providing 30 days' written notice to the other party. All costs of arbitration shall be divided equally between the parties. Any award may be enforced by a court of law.

8. TRANSFER OF RIGHTS. This agreement shall be binding on any successors of the parties. Neither party shall have the right to assign its interests in this Agreement to any other party, unless the prior written consent of the other party is obtained.

9.   TERMINATION.  By providing  30  days'  written  notice  to the other party.

10. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

11. AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

12. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforce as to limited.

13. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

14 . APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Nevada.

Licensor:
David  G.  Williams

By:  /s/  David  G.  Williams
     ------------------------
      David  G.  Williams
      Owner

Licensee:
International  Humate  Fertilizer  Co.

By:  /s/  David  G.  Williams
     ------------------------
      International  Humate  Fertilizer  Co.
      Chief  Executive  Officer  and  President

By:  /s/  John  D.  Rottweiler
     -------------------------
      International  Humate  Fertilizer  Co.
      Secretary-Treasurer